UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LivePerson, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Stockholders of LivePerson, Inc. (the “Company”) are encouraged to attend the Company’s 2022 Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”), which is scheduled to be held via a live audio webcast on August 4, 2022 at 10:00 a.m. Eastern Daylight Time. Stockholders of record at the close of business on June 10, 2022 (the “record date”) are entitled to notice of and to vote at the Annual Meeting.

We have adopted a virtual format with a live audio webcast for our Annual Meeting to provide a consistent experience for all stockholders. Stockholders are encouraged to carefully read the following information to ensure they have a seamless experience accessing the virtual Annual Meeting. More information about the Annual Meeting can be found in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on July 21, 2022.

How can I attend the Annual Meeting?

The Annual Meeting will be held via a live audio webcast at www.cesonlineservices.com/lpsn22_vm. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the record date or hold a valid proxy for such a stockholder for the Annual Meeting. To participate in the Annual Meeting, stockholders must register at www.cesonlineservices.com/lpsn22_vm by August 3, 2022 at 10:00 a.m. Eastern Daylight Time. Participants will be required to enter the control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

May I ask questions at the virtual Annual Meeting?

Yes. Representatives of the Company, as well as a representative of our independent registered public accounting firm, BDO USA, LLP, are expected to attend the virtual Annual Meeting and be available to answer questions during a live question and answer session. Shareholders that pre-registered for the Annual Meeting will be able to submit questions during the meeting through www.cesonlineservices.com/lpsn22_vm.

Instructions for submitting questions and making statements will be available by viewing the Rules of Conduct posted on the virtual meeting website during the Annual Meeting. The live question and answer session will be conducted in accordance with certain Rules of Conduct. These Rules of Conduct will be posted on the virtual meeting website, and may include certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions. This will allow every stockholder who wishes to speak an opportunity to do so.

We will post answers to shareholder questions received that are in accordance with the Rules of Conduct on our investor relations website at https://ir.liveperson.com/ as soon as is practical after the Annual Meeting.

What should I do if I encounter technical difficulties accessing the virtual Annual Meeting?

If you encounter any technical difficulties accessing the virtual Annual Meeting, please call the technical support number in the reminder email sent the day before the meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote TODAY so that your voice is heard by voting by Internet, by telephone or by dating, signing, and returning the proxy card previously mailed to you. Voting your shares prior to the Annual Meeting will not affect your right to attend or vote at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. Only your latest dated proxy card will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitor, MacKenzie Partners:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Call Toll-Free: (800) 322-2885

Email: LPSN@mackenziepartners.com

Annual Meeting Legal Information

LivePerson has filed a definitive proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for LivePerson’s 2022 Annual Meeting of Stockholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”). BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF LIVEPERSON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will also be able to obtain a copy of the definitive Proxy Statement and other documents filed by LivePerson free of charge from the SEC’s website, www.sec.gov. LivePerson’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents from the Company’s website, https://ir.liveperson.com/.

Forward-Looking Statements

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, the factors described in the Risk Factors section of the Company’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, as amended by the Form 10-K/A filed on May 2, 2022, and as from time to time updated in LivePerson’s Quarterly Reports on Form 10-Q. The list of Risk Factors is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.

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